Exhibit 10.1

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of the last date set forth on the signature page hereof between SpectraScience, Inc., a Minnesota corporation (the “Company”), and the undersigned (the “Subscriber”).

WITNESSETH:

WHEREAS, the Company is conducting a private offering (the “Offering”) of 5% original issue discount unsecured convertible debentures (the “Debentures”), initially convertible into shares of the Company’s common stock par value $0.01 per share (the “Common Stock”) at a conversion price equal to $0.045, subject to adjustment (the “Conversion Price”), and

WHEREAS, the Company and each Subscriber is executing and delivering this agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act; and

WHEREAS, in connection with the purchase of the Debentures, each Subscriber will receive a five-year warrant (the “Warrant”, and together with the Debenture, the “Securities”) to purchase such number of shares of Common Stock of the Company equal to 50% of the number of shares of Common Stock initially issuable upon conversion of the Debentures in this Offering at an exercise price equal to $0.09 per share, subject to adjustment thereunder (the “Exercise Price”); and

WHEREAS, the Subscriber desires to purchase such amount of Debentures (together with the associated Warrants) as set forth on the signature page hereof on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual representations and covenants hereinafter set forth, the parties hereto do hereby agree as follows:

I.	SUBSCRIPTION FOR SECURITIES AND REPRESENTATIONS AND AGREEMENTS BY SUBSCRIBER

1.1    Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company, and the Company subject to its rights to accept or reject this subscription, agrees to sell to the Subscriber, such aggregate face amount of Debentures for the aggregate purchase price as is set forth on the signature page hereof. The purchase price is payable by wire transfer to the Company:

Bank:    Union Bank of California

11015 Sorrento Valley Rd

San Diego, CA 92121

ABA #:122000496

Credit: SpectraScience, Inc.

11568 Sorrento Valley Rd., Suite 11

San Diego, CA 92121

Acct #: 0890061273

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1.2    The Securities will be offered for sale until October 15, 2013 (the “Termination Date”). The Offering is being conducted on a “best-efforts” basis.

1.3    The Company may hold an initial closing (“Initial Closing”) at any time prior to the Termination Date as determined by the Company. After the Initial Closing, subsequent closings with respect to additional Securities may take place at any time prior to the Termination Date as determined by the Company, with respect to subscriptions accepted prior to the Termination Date (each such closing, together with the Initial Closing, being referred to as a “Closing”). The last Closing of the Offering, occurring on or prior to the Termination Date, shall be referred to as the “Final Closing”. There is no minimum amount required for a Closing to take place and a Closing may take place at any time prior to the Termination Date. Any subscription documents or funds received after the Final Closing will be returned, without interest or deduction. In the event that the any Closing does not occur prior to the Termination Date, all amounts paid by the Subscriber shall be returned to the Subscriber, without interest or deduction. The Subscriber may revoke its subscription and obtain a return of the subscription amount paid to the Company at any time before the date of the Initial Closing by providing written notice to the Company as provided in Section 6.2 below. Upon receipt of a revocation notice from the Subscriber prior to the date of the Initial Closing, all amounts paid by the Subscriber shall be returned to the Subscriber, without interest or deduction. The Subscriber may not revoke this subscription or obtain a return of the subscription amount paid to the Company on or after the date of the Initial Closing. Any subscription received after the Initial Closing but prior to the Termination Date shall be irrevocable.

1.4    The Subscriber recognizes that the purchase of the Securities involves a high degree of risk including, but not limited to, the following: (a) the Company has a limited operating history and requires substantial funds in addition to the proceeds of the Offering; (b) an investment in the Company is highly speculative, and only investors who can afford the loss of their entire investment should consider investing in the Company and the Securities; (c) the Subscriber may not be able to liquidate its investment; (d) transferability of the Securities is extremely limited; (e) in the event of a disposition, the Subscriber could sustain the loss of its entire investment; (f) the Company has not paid any dividends since its inception and does not anticipate paying any dividends; and (g) the other risks associated with the Company’s business, financial situation and the Offering set forth on Exhibit A annexed hereto.

1.5    At the time such Subscriber was offered the Securities, it was, and as of the date hereof it is, and on each date on which it converts the Debentures and/or exercises any Warrants, it will be an “accredited investor” as defined in Rule 501(a) under the Securities Act, as indicated by the Subscriber’s responses to the questions contained in Section VII hereof, and that the Subscriber is able to bear the economic risk of an investment in the Securities.

1.6    The Subscriber hereby acknowledges and represents that (a) the Subscriber has knowledge and experience in business and financial matters, prior investment experience, including investment in securities that are non-listed, unregistered and/or not traded on a national securities exchange or the Subscriber has employed the services of a “purchaser representative” (as defined in Rule 501 of Regulation D), attorney and/or accountant to read all of the documents furnished or made available by the Company both to the Subscriber and to all other prospective investors in the Securities to evaluate the merits and risks of such an investment on the Subscriber’s behalf; (b) the Subscriber recognizes the highly speculative nature of this investment; and (c) the Subscriber is able to bear the economic risk that the Subscriber hereby assumes.

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1.7    The Subscriber hereby acknowledges receipt and careful review of this Agreement, the Debenture, the Warrant and all other exhibits thereto (collectively referred to as the “Transaction Documents”) and has had access to the Company’s Annual Report on Form 10-K and the exhibits thereto for the fiscal year ended December 31, 2012 (the “Form 10-K”), and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013 (the “Form 10-Q”) and all subsequent periodic and current reports filed with the SEC as publicly filed with and available at the website of the SEC which can be accessed at www.sec.gov, and has received any additional information that the Subscriber has requested from the Company, and has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the Company and the terms and conditions of the Offering; provided, however that no investigation performed by or on behalf of the Subscriber shall limit or otherwise affect its right to rely on the representations and warranties of the Company contained herein. The Subscriber acknowledges that the Company has not filed all reports required to be filed by it under the Securities Act and Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof.

1.8    (a)          In making the decision to invest in the Securities the Subscriber has relied solely upon the information provided by the Company in the Transaction Documents and upon the information set forth in the Form 10-K, the Forms 10-Q and all subsequent periodic and current reports filed with the SEC. To the extent necessary, the Subscriber has retained, at its own expense, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and the purchase of the Securities hereunder. The Subscriber disclaims reliance on any statements made or information provided by any person or entity in the course of Subscriber’s consideration of an investment in the Securities other than the Transaction Documents.

(b)          The Subscriber represents that (i) the Subscriber was contacted regarding the sale of the Securities by the Company with whom the Subscriber had a prior substantial pre-existing relationship and (ii) it did not learn of the offering of the Securities by means of any form of general solicitation or general advertising, and in connection therewith, the Subscriber did not (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available; or (B) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

1.9   The Subscriber hereby acknowledges that the Offering has not been reviewed by the SEC nor any state regulatory authority since the Offering is intended to be exempt from the registration requirements of Section 5 of the Securities Act, pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D. The Subscriber understands that the Securities have not been registered under the Securities Act or under any state securities or “blue sky” laws and agrees not to sell, pledge, assign or otherwise transfer or dispose of the Securities unless they are registered under the Securities Act and under any applicable state securities or “blue sky” laws or unless an exemption from such registration is available.

1.10 The Subscriber understands that the Securities have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act that depends, in part, upon the Subscriber’s investment intention and investment qualification. In this connection, the Subscriber hereby represents that the Subscriber is purchasing the Securities for the Subscriber’s own account for investment and not with a view toward the resale or distribution to others; provided, however, that nothing contained herein shall constitute an agreement by the Subscriber to hold the Securities for any particular length of time and the Company acknowledges that the Subscriber shall at all times retain the right to dispose of its property as it may determine in its sole discretion, subject to any restrictions imposed by applicable law. The Subscriber, if an entity, further represents that it was not formed for the purpose of purchasing the Securities.

1.11 The Subscriber consents to the placement of a legend on any certificate or other document evidencing the Securities and, when issued, the shares of Common Stock issuable upon conversion of the Debentures (the “Conversion Shares”) and exercise of the Warrant (the “Warrant Shares” and collectively with the Conversion Shares, the “Shares”) that such securities have not been registered under the Securities Act or any state securities or “blue sky” laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement. The Subscriber is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of such Securities or the Shares.

1.12 The Subscriber hereby represents that the address of the Subscriber furnished by Subscriber on the signature page hereof is the Subscriber’s principal residence if Subscriber is an individual or its principal business address if it is a corporation or other entity.

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1.13 Such Subscriber understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law. Furthermore, such Subscriber is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

1.14 The Subscriber represents that the Subscriber has full power and authority (corporate, statutory and otherwise) to execute and deliver this Agreement and to purchase the Securities. This Agreement constitutes the legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms.

1.15 If the Subscriber is a corporation, partnership, limited liability company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other tax-exempt entity, it is authorized and qualified to invest in the Company and the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so.

1.16 The Subscriber acknowledges that if he or she is a Registered Representative of a Financial Industry Regulatory Authority (“FINRA”) member firm, he or she must give such firm the notice required by the FINRA’s Rules of Fair Practice, receipt of which must be acknowledged by such firm in Section 7.4 below.

1.17 The Subscriber agrees not to issue any public statement with respect to the Offering, Subscriber’s investment or proposed investment in the Company or the terms of any agreement or covenant between them and the Company without the Company’s prior written consent, except such disclosures as may be required under applicable law.

1.18 The Subscriber understands, acknowledges and agrees with the Company that this subscription may be rejected, in whole or in part, by the Company, in the sole and absolute discretion of the Company, at any time before any Closing notwithstanding prior receipt by the Subscriber of notice of acceptance of the Subscriber’s subscription.

1.19 The Subscriber acknowledges that the information contained in the Transaction Documents or otherwise made available to the Subscriber is confidential and non-public and agrees that all such information shall be kept in confidence by the Subscriber and neither used by the Subscriber for the Subscriber’s personal benefit (other than in connection with this subscription) nor disclosed to any third party for any reason, notwithstanding that a Subscriber’s subscription may not be accepted by the Company; provided, however, that (a) the Subscriber may disclose such information to its affiliates and advisors who may have a need for such information in connection with providing advice to the Subscriber with respect to its investment in the Company so long as such affiliates and advisors have an obligation of confidentiality, and (b) this obligation shall not apply to any such information that (i) is part of the public knowledge or literature and readily accessible at the date hereof, (ii) becomes part of the public knowledge or literature and readily accessible by publication (except as a result of a breach of this provision) or (iii) is received from third parties without an obligation of confidentiality (except third parties who disclose such information in violation of any confidentiality agreements or obligations, including, without limitation, any subscription or other similar agreement entered into with the Company).

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1.20 Since the time that such Subscriber was first contacted by the Company, neither the Subscriber nor any Affiliate of such Subscriber which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Subscriber’s investments or trading or information concerning such Subscriber’s investments, including in respect of the Securities, and (z) is subject to such Subscriber’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with such Subscriber or Trading Affiliate, effected or agreed to effect any transactions in the securities of the Company (including, without limitation, any short sales involving the Company’s securities). Notwithstanding the foregoing, in the case of a Subscriber and/or Trading Affiliate that is, individually or collectively, a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s or Trading Affiliate’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s or Trading Affiliate’s assets, the representation set forth above shall apply only with respect to the portion of assets managed by the portfolio managers that have knowledge about the financing transaction contemplated by this Agreement. Other than to other persons party to this Agreement, such Subscriber has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

1.21 Subscriber understands that the Securities being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Subscriber’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of such Subscriber to acquire the Securities.

1.22 Each Subscriber hereunder acknowledges its primary responsibilities under the Securities Act and accordingly will not sell any of the Securities or any interest therein without complying with the requirements of the Securities Act. In the event at any time a registration statement covering the Securities remains effective, each Subscriber seeking to sell Securities thereunder agrees to sell the Securities only in accordance with the plan of distribution contained in such registration statement and if it does so it will comply therewith and with the related prospectus delivery requirements unless an exemption therefrom is available.

1.23 The Subscriber will indemnify and hold harmless the Company and, where applicable, its directors, officers, employees, agents, advisors, affiliates and shareholders, and each other person, if any, who controls any of the foregoing from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) (a “Loss”) arising out of or based upon any representation or warranty of the Subscriber contained herein or in any document furnished by the Subscriber to the Company in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or therein; provided, however, that the Subscriber shall not be liable for any Loss that in the aggregate exceeds the Subscriber’s aggregate purchase price tendered hereunder.

II.	REPRESENTATIONS BY AND COVENANTS OF THE COMPANY

The Company hereby represents and warrants to the Subscriber that:

2.1    Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has full corporate power and authority to own and use its properties and its assets and conduct its business as currently conducted. Each of the Company’s subsidiaries identified on Schedule 2.1 hereto (the “Subsidiaries”) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with the requisite corporate power and authority to own and use its properties and assets and to conduct its business as currently conducted. Neither the Company, nor any of its Subsidiaries is in violation of any of the provisions of their respective articles of incorporation, by-laws or other organizational or charter documents, including, but not limited to the Charter Documents (as defined below). Each of the Company and its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not result in a direct and/or indirect (i) material adverse effect on the legality, validity or enforceability of any of the Securities and/or this Agreement, (ii) material adverse effect on the results of operations, assets, business, condition (financial and other) or prospects of the Company and its Subsidiaries, taken as a whole, or (iii) material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under the Transaction Documents (any of (i), (ii) or (iii), a “Material Adverse Effect”).

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2.2    Capitalization and Voting Rights. The authorized, issued and outstanding capital stock of the Company is as set forth in Schedule 2.2 hereto and all issued and outstanding shares of capital stock of the Company are validly issued, fully paid and non-assessable. Except as set forth in Schedule 2.2 hereto, (i) there are no outstanding securities of the Company or any of its Subsidiaries which contain any preemptive, redemption or similar provisions, nor is any holder of securities of the Company or any Subsidiary entitled to preemptive or similar rights arising out of any agreement or understanding with the Company or any Subsidiary by virtue of any of the Transaction Documents, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (ii) neither the Company nor any Subsidiary has any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement; and (iii) except as set forth in Schedule 2.2 there are no outstanding options, warrants, agreements, convertible securities, preemptive rights or other rights to subscribe for or to purchase or acquire, any shares of capital stock of the Company or any Subsidiary or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue any shares of capital stock of the Company or any Subsidiary, or securities or rights convertible or exchangeable into shares of capital stock of the Company or any Subsidiary. Except as set forth in Schedule 2.2 and as otherwise required by law, there are no restrictions upon the voting or transfer of any of the shares of capital stock of the Company pursuant to the Company’s Charter Documents (as defined below) or other governing documents or any agreement or other instruments to which the Company is a party or by which the Company is bound. All of the issued and outstanding shares of capital stock of the Subsidiaries are validly issued, fully paid and non-assessable and are owned by the Company, free and clear of any mortgages, pledges, liens, claims, charges, encumbrances or other restrictions (collectively, “Encumbrances”). All of such outstanding capital stock has been issued in compliance in all material respects with applicable federal and state securities laws. The issuance and sale of the Securities and, upon issuance, the Shares, as contemplated hereby will not obligate the Company to issue shares of Common Stock or other securities to any other person (other than the Subscriber) and except as set forth in Schedule 2.2 will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security. The Company does not have outstanding shareholder purchase rights or “poison pill” or any similar arrangement in effect giving any person the right to purchase any equity interest in the Company upon the occurrence of certain events.

2.3    Authorization; Enforceability. The Company has the requisite corporate right, power and authority to enter into, execute and deliver this Agreement and each other agreement, document, instrument and certificate to be executed by the Company in connection with the consummation of the transactions contemplated hereby, including, but not limited to Transaction Documents and to perform fully its obligations hereunder and thereunder. All necessary corporate action on the part of the Company, its directors and shareholders necessary for the (a) authorization execution, delivery and performance of this Agreement and the Transaction Documents by the Company; and (b) authorization, sale, issuance and delivery of the Securities and upon issuance, the Shares contemplated hereby and the performance of the Company’s obligations under this Agreement and the Transaction Documents has been taken. This Agreement and the Transaction Documents have been duly executed and delivered by the Company and each constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and non-assessable, free and clear of all Encumbrances other than restrictions on transfer provided for in the Transaction Documents. The Shares, when issued and paid for in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and non-assessable, free and clear of all Encumbrances imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved a sufficient number of Conversion Shares and Warrant Shares for issuance upon the conversion of the Debentures and exercise of the Warrants, respectively, free and clear of all Encumbrances, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. Except as set forth on Schedule 2.3 hereto, the issuance and sale of the Securities (including the Shares) contemplated hereby will not give rise to any preemptive rights or rights of first refusal on behalf of any person other than the Subscribers.

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2.4    No Conflict; Governmental Consents.

(a)          The execution and delivery by the Company of this Agreement and the Transaction Documents, the issuance and sale of the Securities (including, when issued, the Shares) and the consummation of the other transactions contemplated hereby or thereby do not and will not (i) result in the violation of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company is bound including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect, (ii) conflict with or violate any provision of the Company’s Amended and Restated Articles of Incorporation, as amended (the “Articles”) or the Amended Bylaws, (and collectively with the Articles, the “Charter Documents”) of the Company, and (iii) conflict with, or result in a material breach or violation of, any of the terms or provisions of, or constitute (with or without due notice or lapse of time or both) a default or give to others any rights of termination, amendment, acceleration or cancellation (with or without due notice, lapse of time or both) under any agreement, credit facility, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them is bound or to which any of their respective properties or assets is subject, nor result in the creation or imposition of any Encumbrances upon any of the properties or assets of the Company or any Subsidiary.

(b)          No vote, approval or consent of any holder of capital stock of the Company or any other third parties is required to be obtained by the Company in connection with the authorization, execution, delivery and performance of this Agreement and the other Transaction Documents or in connection with the authorization, issue and sale of the Securities and, upon issuance, the Shares, except as has been previously obtained.

(c)          No consent, approval, authorization or other order of any governmental authority or any other person is required to be obtained by the Company in connection with the authorization, execution, delivery and performance of this Agreement and the other Transaction Documents or in connection with the authorization, issue and sale of the Securities and, upon issuance, the Shares, except such post-sale filings as may be required to be made with the SEC, FINRA and with any state or foreign blue sky or securities regulatory authority, all of which shall be made when required.

2.5    Shell Company Status; SEC Reports; Financial Statements. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. Except as set forth on Schedule 2.5, the Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twenty-four (24) months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the "SEC Reports" and, together with the Schedules to this Agreement (if any), the "Disclosure Materials") on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the footnotes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

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2.6    Licenses. Except as otherwise set forth in the SEC Reports, the Company and its Subsidiaries have sufficient licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses or ownership of properties and is in all material respects in compliance therewith.

2.7    Litigation. Except as set forth in the SEC Reports, the Company knows of no pending or threatened legal or governmental proceedings against the Company or any Subsidiary which could reasonably be expected to have a Material Adverse Effect on the business, property, financial condition or operations of the Company and its Subsidiaries, taken as a whole, or which materially and adversely questions the validity of this Agreement or the other Transaction Documents or the right of the Company to enter into this Agreement and the other Transaction Documents, or to perform its obligations hereunder and thereunder. Neither the Company nor any Subsidiary is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which could reasonably be expected to have a Material Adverse Effect on the business, property, financial condition or operations of the Company and its Subsidiaries taken as a whole. There is no action, suit, proceeding or investigation by the Company or any Subsidiary currently pending in any court or before any arbitrator or that the Company or any Subsidiary intends to initiate. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or since the Form 10-K has been the subject of any action involving (i) a claim of violation of or liability under federal or state securities laws or (ii) a claim of breach of fiduciary duty. There has not been, and to the Company’s knowledge, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. For purposes of this Agreement, the term “knowledge” when used with respect to the Company will mean the present, conscious awareness of a particular fact or matter by the Company’s chief executive officer or chief financial officer.

2.8    Compliance. Except as set forth in the SEC Reports or on Schedule 2.8, neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

2.9    Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

2.10  Investment Company. The Company is not an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

2.11  Brokers. Except as set forth on Schedule 2.11, neither the Company nor any of the Company's officers, directors, employees or shareholders has employed or engaged any broker or finder in connection with the transactions contemplated by this Agreement and no fee or other compensation is or will be due and owing to any broker, finder, underwriter, placement agent or similar person in connection with the transactions contemplated by this Agreement. The Company is not party to any agreement, arrangement or understanding whereby any person has an exclusive right to raise funds and/or place or purchase any debt or equity securities for or on behalf of the Company.

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2.12  Intellectual Property; Employees.

(a)          The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted, without any known infringement of the rights of others as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Except as disclosed on Schedule 2.12 or the SEC Reports, there are no material outstanding options, licenses or agreements of any kind relating to the Intellectual Property Rights, nor is the Company bound by or a party to any material options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of “off the shelf” or standard products. The Company has not received any written communications alleging that the Company has violated or, by conducting its business as presently proposed to be conducted, would violate any Intellectual Property Rights of any other person or entity. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect

(b)          Except as disclosed in the SEC Reports, the Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company’s business as presently conducted.

(c)          Neither the execution nor delivery of this Agreement, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as presently conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated.

(d)          To the Company’s knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business conducted by the Company; and to the Company’s knowledge the continued employment by the Company of its present employees, and the performance of the Company’s contracts with its independent contractors, will not result in any such violation. The Company has not received any written notice alleging that any such violation has occurred. Except as described in SEC Reports, no employee of the Company has been granted the right to continued employment by the Company or to any compensation following termination of employment with the Company except for any of the same which would not have a Material Adverse Effect on the business of the Company. The Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of employees.

2.13 Title to Properties and Assets; Liens, Etc. Except as described in the SEC Reports, the Company has good and marketable title to its properties and assets, including the properties and assets reflected in the most recent balance sheet included in the Company’s financial statements, and good title to its leasehold estates, in each case subject to no Encumbrances, other than (a) those resulting from taxes which have not yet become delinquent; and (b) Encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company; and (c) those that have otherwise arisen in the ordinary course of business, none of which are material. Except as set forth in Schedule 2.13, the Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

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2.14 Obligations to Related Parties. Except as described in the SEC Reports or as set forth in Schedule 2.14, there are no obligations of the Company to officers, directors, shareholders who are known to the Company to beneficially own more than 5% of the Company’s Common Stock, or employees of the Company other than (a) for payment of salary or other compensation for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). Except as disclosed in the SEC Reports or as set forth in Schedule 2.14, none of the officers or directors of the Company and, to the Company’s knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

2.15 Material Changes. Except as set forth in Schedule 2.15, since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the subsequent SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the SEC any request for confidential treatment of information.

2.16 Sarbanes-Oxley. The Company is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it, except where such noncompliance could not reasonably be expected to result in a Material Adverse Effect.

2.17 No General Solicitation. None of the Company, its Subsidiaries, any of their affiliates, and any person acting on the Company’s behalf and its direction, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

2.18 Application of Takeover Protections. The Company execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not impose any restriction on any Subscriber, or create in any party (including any current shareholder of the Company) any rights, under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement), or other similar anti-takeover provisions under the Company’s Charter Documents or the laws of its state of incorporation.

2.19 Taxes. Each of the Company and its subsidiaries has filed all U.S. federal, state, local and foreign tax returns which are required to be filed by each of them and all such returns are true and correct in all material respects, except for such failures to file which could not reasonably be expected to have a Material Adverse Effect. The Company and each subsidiary has paid all taxes pursuant to such returns or pursuant to any assessments received by any of them or by which any of them are obligated to withhold from amounts owing to any employee, creditor or third party. The Company and each subsidiary has properly accrued all taxes required to be accrued and/or paid, except where the failure to accrue would not have a Material Adverse Effect. To the knowledge of the Company, the tax returns of the Company and its subsidiaries are not currently being audited by any state, local or federal authorities. Neither the Company nor any subsidiary has waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to any tax assessment or deficiency. The Company has set aside on its books adequate provision for the payment of any unpaid taxes.

2.20 Registration Rights. Except as set forth on Schedule 2.20, no person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

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2.21 Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has not received any notification that the SEC is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any trading market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such trading market. Subscriber acknowledges that the Company is not and will not be in the foreseeable future, in material compliance with all such listing and maintenance requirements.

2.22 Disclosure. All disclosure furnished by or on behalf of the Company to the Subscriber in the Transaction Documents regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

2.23 Seniority. No indebtedness of the Company is senior to the Debentures in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

2.24 Private Placement. Assuming the accuracy of the Subscribers’ representations and warranties set forth in Section I, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Subscriber as contemplated hereby.

III.	TERMS OF SUBSCRIPTION

3.1    The minimum purchase that may be made by any prospective investor shall be $50,000. Subscriptions for investment below the minimum investment may be accepted at the discretion of the Company. The Company reserves the right to reject any subscription made hereby, in whole or in part, in its sole discretion. The Company’s agreement with each Subscriber is a separate agreement and the sale of the Securities to each Subscriber is a separate sale.

3.2    All funds shall be deposited in the account identified in Section 1.1 hereof.

3.3    Certificates representing the Debentures and the Warrants purchased by the Subscriber pursuant to this Agreement will be prepared for delivery to the Subscriber as soon as practicable following the Closing at which such purchase takes place.

IV.	CONDITIONS TO OBLIGATIONS OF THE SUBSCRIBER

4.1    The Subscriber’s obligation to purchase the Securities at the Closing at which such purchase is to be consummated is subject to the fulfillment on or prior to such Closing of the following conditions, which conditions may be waived at the option of each Subscriber to the extent permitted by law:

(a)          Representations and Warranties; Covenants. The representations and warranties made by the Company in Section 2 hereof qualified as to materiality shall be true and correct as of the Initial Closing at all times prior to and on the Closing Date, except (i) to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, (ii) the representations and warranties made by the Company in Section 2 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date; provided however, that notwithstanding the foregoing, the Company shall only be required to update the Disclosure Schedules by the delivery to the Subscribers by the Company of an amended Disclosure Schedule with respect to any information that is of a material nature as of such proposed Closing Date. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the date of such Closing shall have been performed or complied with in all material respects.

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(b)          No Legal Order Pending. There shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement.

(c)          No Law Prohibiting or Restricting Such Sale. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale or requiring any consent or approval of any person, which shall not have been obtained, to issue the Securities (except as otherwise provided in this Agreement).

(e)          Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could have or result in a Material Adverse Effect.

(f)          No Suspensions of Trading in Common Stock; Listing. Trading in the Common Stock shall not have been suspended by the SEC or any trading market (except for any suspensions of trading of not more than one trading day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date listed for trading on a trading market.

(g)          Disclosure Schedules. The Company shall have delivered to the Subscriber a copy of its Disclosure Schedules (or amended Disclosure Schedules) qualifying any of the representations and warranties contained in Section II which original Disclosure Schedules will speak only as Initial Closing.

V.	COVENANTS OF THE PARTIES

5.1    Transfer Restrictions.

(a)          The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144 promulgated under the Securities Act, to the Company or to an affiliate of a Subscriber or in connection with, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement, and shall have the rights of a Subscriber under this Agreement.

(b)          The Subscriber agrees to the imprinting, so long as is required by this Section 5.1, of a legend on any of the Securities, including the Shares, substantially in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

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(c)          Certificates evidencing the Shares shall not be required to contain any legend (including the legend set forth in Section 5.1(b) hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Shares pursuant to Rule 144, or (iii) if such Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Shares and without volume or manner-of-sale restrictions. Upon request by a Subscriber in the event the foregoing permits removal of any legend from certificates evidencing the Shares, the Company shall cause its counsel, at the Company’s expense, to issue a legal opinion to the Company’s transfer agent promptly (but in no event later than the requisite share delivery date set forth in the Debenture and the Warrant) if required by the Company’s transfer agent to effect the removal of the legend hereunder.

5.2    Listing of Securities. The Company agrees, (i) if the Company applies to have the Common Stock traded on any other trading market, it will include in such application the Shares, and will take such other action as is necessary or desirable to cause the Shares to be listed on such other trading market as promptly as possible, and (ii) during the three-year period from and after the Final Closing it will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market (as defined in the Debenture) and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of any such Trading Market (as defined in the Debenture).

5.3    Reservation of Shares. The Company shall at all times while the Debenture and/or Warrants are outstanding maintain a reserve from its duly authorized shares of Common Stock of a number of shares of Common Stock sufficient to allow for the issuance of the Shares.

5.4    Replacement of Securities. If any certificate or instrument evidencing any Securities or the Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement securities. If a replacement certificate or instrument evidencing any securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

5.5    Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D promulgated under the Securities Act and to provide a copy thereof, promptly upon request of the Subscriber. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Subscriber at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Subscriber.

5.6    Equal Treatment of Subscribers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents.

5.7    Indemnification.

(a)      The Company agrees to indemnify and hold harmless the Subscriber, its affiliates and their respective officers, directors, employees, agents and controlling persons (collectively, the “Indemnified Parties”) from and against , any and all loss, liability, damage or deficiency suffered or incurred by any Indemnified Party by reason of any misrepresentation or breach of warranty by the Company or, after notice and a reasonable cure period, nonfulfillment of any covenant or agreement to be performed or complied with by the Company under this Agreement or the Transaction Documents; and will promptly reimburse the Indemnified Parties for all expenses (including reasonable fees and expenses of legal counsel) as incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim related to or arising in any manner out of any of the foregoing, or any action or proceeding arising therefrom (collectively, “Proceedings”), whether or not such Indemnified Party is a formal party to any such Proceeding.

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(b)      If for any reason (other than a final non-appealable judgment finding any Indemnified Party liable for losses, claims, damages, liabilities or expenses for its gross negligence or willful misconduct) the foregoing indemnity is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then the Company shall contribute to the amount paid or payable by an Indemnified Party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Indemnified Party on the other, but also the relative fault by the Company and the Indemnified Party, as well as any relevant equitable considerations.

5.10     Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it, nor any other person acting on its behalf, will provide Subscriber or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto Subscriber shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that Subscriber shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

5.11     Use of Proceeds. Except as set forth on Schedule 5.11 attached hereto, the Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and shall not use such proceeds for: (a) the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (b) the redemption of any Common Stock or Common Stock Equivalents (as defined in the Debenture and Warrant) or (c) the settlement of any outstanding litigation.

VI.	MISCELLANEOUS

6.1     Fees and Expenses. The Company and the Subscribers shall each pay the fees and expenses of their respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay its transfer agents’ fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Securities to the Subscribers

6.2    Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile or by electronic communication at or prior to 5:30 p.m. (New York City time) on a day in which the New York Stock Exchange is open for trading (a “Trading Day”), (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or electronic communication on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be addressed as follows:

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if to the Company, to it at:

SpectraScience, Inc.

11568 Sorrento Valley Rd., Suite 11

San Diego, California 92121

Attn: Michael P. Oliver, CEO

With a copy to (which shall not constitute notice):

Fredrikson & Byron, P.A.

200 South Sixth Street, Suite 4000
Minneapolis, MN 55402-1425

 Attn: Ryan C. Brauer, Esq.

 Email: rbrauer@fredlaw.com

Fax: (612) 492-7077

if to the Subscriber, to the Subscriber’s address indicated on the signature page of this Agreement.

6.3     Amendments; Waivers. Except as otherwise provided herein, this Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

6.4     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Subscriber (other than by merger). Subscriber may assign any or all of its rights under this Agreement to any person to whom Subscriber assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents

6.5     Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.6     Company’s Right of Acceptance. Upon the execution and delivery of this Agreement by the Subscriber and the Company, this Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Securities as herein provided, subject, however, to the right hereby reserved by the Company to enter into the same agreements with other Subscribers and to reject any subscription, in whole or in part, provided the Company returns to Subscriber any funds paid by Subscriber with respect to such rejected subscription or portion thereof, without interest or deduction.

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6.7     Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Minnesota, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Minneapolis. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Minneapolis for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.

6.8     Attorneys’ Fees. Notwithstanding anything to the contrary in this Agreement, in order to discourage frivolous claims the parties agree that unless a claimant in any proceeding arising out of this Agreement succeeds in establishing his claim and recovering a judgment against another party (regardless of whether such claimant succeeds against one of the other parties to the action), then the other party shall be entitled to recover from such claimant all of its/their reasonable legal costs and expenses relating to such proceeding and/or incurred in preparation therefor.

6.9     Severability. The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

6.10   Further Assurances. The Company and each Subscriber agrees to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

6.11   Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6.12   No Third Party Beneficiaries. Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement.

6.13   Injunctive Relief. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Subscriber and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in this Agreement and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

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VII.	CONFIDENTIAL INVESTOR QUESTIONNAIRE

7.1    The Subscriber represents and warrants that he, she or it comes within one category marked below, and that for any category marked, he, she or it has truthfully set forth, where applicable, the factual basis or reason the Subscriber comes within that category. ALL INFORMATION IN RESPONSE TO THIS SECTION WILL BE KEPT STRICTLY CONFIDENTIAL. The undersigned agrees to furnish any additional information which the Company deems necessary in order to verify the answers set forth below.

Category A __	The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000. For purposes of calculating net worth under this paragraph, (i) the primary residence shall not be included as an asset, (ii) to the extent that the indebtedness that is secured by the primary residence is in excess of the fair market value of the primary residence, the excess amount shall be included as a liability, and (iii) if the amount of outstanding indebtedness that is secured by the primary residence exceeds the amount outstanding 60 days prior to the execution of this Subscription Agreement, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability.

Category B __	The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

Category C __	The undersigned is a director or executive officer of the Company which is issuing and selling the Securities.

Category D __	The undersigned is a bank; a savings and loan association; insurance company; registered investment company; registered business development company; licensed small business investment company (“SBIC”); or employee benefit plan within the meaning of Title 1 of ERISA and (a) the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment advisor, or (b) the plan has total assets in excess of $5,000,000 or (c) is a self directed plan with investment decisions made solely by persons that are accredited investors. (describe entity)

Category E __	The undersigned is a private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940. (describe entity)

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Category F __	The undersigned is either a corporation, partnership, Massachusetts business trust, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Securities and with total assets in excess of $5,000,000. (describe entity)

Category G __	The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, where the purchase is directed by a “sophisticated investor” as defined in Regulation 506(b)(2)(ii) under the Act.

Category H __	The undersigned is an entity (other than a trust) in which all of the equity owners are “accredited investors” within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Agreement. (describe entity)

Category I __	The undersigned is not within any of the categories above and is therefore not an accredited investor.

The undersigned agrees that the undersigned will notify the Company at any time on or prior to the Closing in the event that the representations and warranties in this Agreement shall cease to be true, accurate and complete.

7.2    SUITABILITY  (please answer each question)

(a)          For an individual Subscriber, please describe your current employment, including the company by which you are employed and its principal business:

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(b)          For all Subscribers, are you familiar with the risk aspects and the non-liquidity of investments such as the securities for which you seek to subscribe?

YES ☐	NO ☐

(c)           For all Subscribers, do you understand that there is no guarantee of financial return on this investment and that you run the risk of losing your entire investment?

YES ☐	NO ☐

7.3     MANNER IN WHICH TITLE IS TO BE HELD. (circle one)

(a)	Individual Ownership

(b)	Community Property

(c)	Joint Tenant with Right of Survivorship (both parties must sign)

(d)	Partnership*

(e)	Tenants in Common

(f)	Company*

(g)	Trust*

(h)	Other*

*If Securities are being subscribed for by an entity, the attached Certificate of Signatory must also be completed.

7.4     FINRA AFFILIATION.

Are you affiliated or associated with an FINRA member firm (please check one):

Yes ☐                         No ☐

If Yes, please describe:

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

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*If Subscriber is a Registered Representative with an FINRA member firm, have the following acknowledgment signed by the appropriate party:

The undersigned FINRA member firm acknowledges receipt of the notice required by Article 3, Sections 28(a) and (b) of the Rules of Fair Practice.

_________________________________

Name of FINRA Member Firm

By: ______________________________

Authorized Officer

Date: ____________________________

7.5     The undersigned is informed of the significance to the Company of the foregoing representations and answers contained in the Confidential Investor Questionnaire contained in this Section VII and such answers have been provided under the assumption that the Company will rely on them.

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AGGREGATE PURCHASE PRICE OF THE DEBENTURE = $_________ (the “Purchase Price”)

Signature	Signature (if purchasing jointly)

Name Typed or Printed	Name Typed or Printed

Title (if Subscriber is an Entity)	Title (if Subscriber is an Entity)

Entity Name (if applicable)	Entity Name (if applicable

Address	Address

City, State and Zip Code	City, State and Zip Code

Telephone-Business	Telephone-Business

Telephone-Residence	Telephone-Residence

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Facsimile-Business	Facsimile-Business

Facsimile-Residence	Facsimile-Residence

Tax ID # or Social Security #	Tax ID # or Social Security #

E-Mail Address	E-Mail Address

Name in which securities should be issued: _____________________________

Delivery Address: _________________________________________________________

Dated:            ________________ , 2013

This Subscription Agreement is agreed to and accepted as of ________________, 2013.

SPECTRASCIENCE, INC.

By:____________________________________

Name:

Title:

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CERTIFICATE OF SIGNATORY

(To be completed if Securities are

being subscribed for by an entity)

I, ____________________________, am the ____________________________ of __________________________________________ (the “Entity”).

I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Subscription Agreement and to purchase and hold the Debentures and Warrants (and, upon issuance, the Shares), and certify further that the Subscription Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

IN WITNESS WHEREOF, I have set my hand this ________ day of _________________, 20__

_______________________________________

(Signature)

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Exhibit A

Portions of the following Exhibit are an excerpt of the information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 as filed with the Securities and Exchange Commission (the “Form 10-K”). As such, this Exhibit is qualified in its entirety by the more detailed information regarding the Company’s business and financial conditions as set forth in the Form 10-K and subsequently filed Forms 10-Q and Forms 8-K. In addition, investors are advised that certain of the information in this Exhibit has not been updated since the filing of the Form 10-K. Investors should review the Company’s financial statements and other information set forth in the Form 10-K and other periodic reports, including Forms 10-Q and 8-K, filed with the Securities and Exchange Commission, as well as the Disclosure Schedules to the Transaction Documents. You are encouraged to seek the advice of your attorney, tax consultant, and business advisor with respect to the legal, tax, and business aspects of an investment in the Securities.

Portions of the following Exhibit are an excerpt of the information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 as filed with the Securities and Exchange Commission (the “Form 10-K”). As such, this Exhibit is qualified in its entirety by the more detailed information regarding the Company’s business and financial conditions as set forth in the Form 10-K and subsequently filed Forms 10-Q and Forms 8-K. In addition, investors are advised that certain of the information in this Exhibit has not been updated since the filing of the Form 10-K. Investors should review the Company’s financial statements and other information set forth in the Form 10-K and other periodic reports, including Forms 10-Q and 8-K, filed with the Securities and Exchange Commission, as well as the Disclosure Schedules to the Transaction Documents. You are encouraged to seek the advice of your attorney, tax consultant, and business advisor with respect to the legal, tax, and business aspects of an investment in the Securities.

RISK FACTORS

An investment in the Securities involves a high degree of risk and is subject to many uncertainties. These risks and uncertainties may adversely affect our business, operating results and financial condition. In such an event, the trading price for our common stock could decline substantially, and you could lose all or part of your investment. In order to attain an appreciation for these risks and uncertainties, you should read these risk factors in their entirety and consider all of the information and advisements contained in the Transaction Documents, including the following risk factors and uncertainties.

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RISKS RELATED TO OUR BUSINESS

We have a limited operating history with significant losses and expect losses to continue for the foreseeable future.

We have yet to establish any history of profitable operations. We have incurred annual operating losses of approximately $4,321,000 and $4,768,000, respectively, during the past two years of operations and an approximate $762,545 operating loss for the three-month period ended March 31, 2013. As a result, at March 31, 2013 we had an accumulated deficit of approximately $41,200,000. We have incurred net losses from continuing operations of approximately $9,093,000 and $4,762,000 for the fiscal years ended December 31, 2012 and 2011, respectively, and a net loss from continuing operations of approximately $2,600,000 for the three-month period ended March 31, 2013. Our revenues have not been sufficient to sustain our operations and we expect that they will be insufficient to sustain our operations for the foreseeable future. Our failure to generate meaningful revenues and ultimately profits from the WavSTAT System and applications of our technology could and will likely require that we raise additional capital which may not be available or available on acceptable terms. This could ultimately reduce or suspend our operations and ultimately cause us to go out of business. Our profitability will require the successful commercialization of our imaging systems and no assurances can be given when this will occur or if we will ever be profitable.

We will require additional financing to sustain our operations and without it, we may not be able to continue operations. The Company needs additional capital beyond this offering to sustain any operations for longer than 6 months; if unable to raise such capital, the Company may be forced to cease operations and any investment may be entirely lost.

At March 31, 2013, we had a working capital deficit of approximately $5,600,000. We had an operating cash flow deficit of approximately $507,000 for the three-month period ended March 31, 2013, $2,887,000 for the fiscal year ended December 31, 2012 and an operating cash flow deficit of approximately $3,263,000 in fiscal 2011. We may not have sufficient financial resources to fund our operations and will likely require additional funds to continue our operations.

We may face intense competition from companies that have greater financial, personnel and research and development resources.

Competitive forces may impact our projected growth and ability to generate revenues and profits, which would have a negative impact on our business and the price of our common stock. Our competitors may be developing products that compete with the WavSTAT Systems. Our commercial opportunities would then be reduced or eliminated should our competitors develop and market products for any of the diseases that we target that are more effective or are less expensive than the products or product candidates we are developing.

Even if we obtain FDA and other regulatory approvals necessary for commercialization, our products may not compete effectively with other successful products. Researchers are continually learning more about diseases, which may lead to new technologies and tools for analysis.

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Our competitors include fully integrated medical device companies, universities and public and private research institutions. Many of the organizations competing with us may have substantially greater capital resources, larger research and development staffs and facilities, greater experience in product development and in obtaining regulatory approvals, and greater marketing capabilities than we do.

The market for medical devices is intensely competitive. Many of our potential competitors have longer operating histories, greater name recognition, more employees, and significantly greater financial, technical, marketing, public relations, and distribution resources than we have. This intense competitive environment may require us to make changes in our products, pricing, licensing, services or marketing to develop, maintain and extend our current technology. Price concessions or the emergence of other pricing or distribution strategies of competitors may diminish our revenues, adversely impact our margins or lead to a reduction in our market share, any of which may harm our business.

Our WavSTAT System technology may become obsolete.

Our WavSTAT System products may be made unmarketable by new scientific or technological developments where new treatment modalities are introduced that are more efficacious or more economical. Any one of our competitors could develop a more effective product which would render our technology obsolete.

Our inability to attract and retain qualified personnel could impede our ability to generate revenues and profits and to otherwise implement our business plan and growth strategies, which would have a negative impact on our business and could adversely affect the price of our common stock.

We currently have a staff of six full time employees, consisting of, among others, our Chief Executive Officer, Director of Operations, Director of Engineering, Director of Business Development for Europe and an Associate Engineer as well as administrative and regulatory employees and other personnel retained on a contract basis. We will be required over the longer-term to hire highly skilled managerial, scientific and administrative personnel to fully implement our business plan and growth strategies. We cannot assure you that we will be able to engage the services of such qualified personnel at competitive prices or at all, particularly given the risks of employment attributable to our limited financial resources and lack of an established track record.

Our planned growth will place strains on our management team and other company resources to both implement more sophisticated managerial, operational and financial systems, procedures and controls and to train and manage the personnel necessary to perform those functions. Our inability to manage our growth could impede our ability to generate revenues and profits and to otherwise implement our business plan and growth strategies, which would have a negative impact on our business and the market value of the Company.

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We will need to significantly expand our operations to implement our longer-term business plan and growth strategies. We will also be required to manage multiple relationships with various strategic partners, technology licensors, customers, manufacturers and suppliers, consultants and other third parties. This expansion and these expanded relationships will require us to significantly improve or replace our existing managerial, operational and financial systems, procedures and controls; to improve the coordination between our various corporate functions; and to manage, train, motivate and maintain a growing employee base. The time and costs to effectuate these steps may place a significant strain on our management personnel, systems and resources, particularly given the limited amount of financial resources and skilled employees that may be available at the time. We cannot assure you that we will institute, in a timely manner or at all, the improvements to our managerial, operational and financial systems, procedures and controls necessary to support our anticipated increased levels of operations and to coordinate our various corporate functions, or that we will be able to properly manage, train, motivate and retain the anticipated increased number of employees.

We may have difficulty in developing and retaining an effective sales force or in obtaining effective distribution partners and may not be able to achieve sufficient revenues to effect our business plan.

The market for skilled sales and marketing personnel is highly competitive and specialized. If we are unable to hire and retain skilled and knowledgeable sales people it may negatively impact our ability to introduce our products or generate revenue sufficient to affect our future business plans. In addition, our inability to develop business relationships with key technical distributors may also negatively impact our ability to successfully market our products.

We may have difficulty in attracting and retaining management and outside independent members to our Board of Directors as a result of their concerns relating to their increased personal exposure to lawsuits and shareholder claims by virtue of holding these positions in a publicly held company.

The directors and management of publicly traded corporations are increasingly concerned with the extent of their personal exposure to lawsuits and shareholder claims, as well as governmental and creditor claims which may be made against them, particularly in view of recent changes in securities laws imposing additional duties, obligations and liabilities on management and directors. Due to these perceived risks, directors and management are also becoming increasingly concerned with the availability of directors and officers liability insurance to pay on a timely basis the costs incurred in defending such claims. We currently carry directors and officers liability insurance, but such insurance is expensive and can be difficult to obtain. If we are unable to obtain directors and officers liability insurance at affordable rates or at all in the future, it may become increasingly more difficult to attract and retain qualified outside directors to serve on our board of directors. The fees of directors are also rising in response to their increased duties, obligations and liabilities as well as increased exposure to such risks. As a company with a limited operating history and limited resources, we will have a more difficult time attracting and retaining management and outside independent directors than a more established company due to these enhanced duties, obligations and liabilities.

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If we fail to comply with extensive regulations enforced by domestic and foreign regulatory authorities, the commercialization of our products could be prevented or delayed.

Our WavSTAT Systems are subject to extensive government regulations related to development, testing, manufacturing and commercialization in the United States and other countries. The determination of when and whether a product is ready for large scale purchase and potential use will be made by the government through consultation with a number of governmental agencies, including the FDA, the National Institutes of Health, and the Centers for Disease Control and Prevention. Some of our product candidates are in the clinical stages of development and have not received required regulatory approval from the FDA for applications we hope to commercially market. The process of obtaining and complying with the FDA and other governmental regulatory approvals and regulations is costly, time consuming, uncertain and subject to unanticipated delays. Despite the time and expense incurred, regulatory approval is never guaranteed. We also are subject to the following risks and obligations, among others:

·	The FDA may refuse to approve an application if they believe that applicable regulatory criteria are not satisfied;

·	The FDA may require additional testing for safety and effectiveness;

·	The FDA may interpret data from pre-clinical testing and clinical trials in different ways than us;

·	If regulatory approval of a product is granted, the approval may be limited to specific indications or limited with respect to its distribution; and

·	The FDA may change their approval policies and/or adopt new regulations.

Failure to comply with these or other regulatory requirements of the FDA may subject us to administrative or judicially imposed sanctions, including:

·	Warning letters;

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·	Civil penalties;

·	Criminal penalties;

·	Injunctions;

·	Product seizure or detention;

·	Product recalls; and

·	Total or partial suspension of production.

Delays in successfully completing our clinical and European evaluation trials could jeopardize our ability to obtain regulatory approval or market our WavSTAT System candidates on a timely basis.

Our business prospects will depend on our ability to complete clinical trials, obtain satisfactory results, obtain required regulatory approvals and successfully commercialize our WavSTAT System product candidates. Completion of our clinical trials, announcement of results of the trials and our ability to obtain regulatory approvals could be delayed for a variety of reasons, including:

·	Unsatisfactory results of any clinical trial;

·	The failure of principal third-party investigators to perform clinical trials on our anticipated schedules; and

·	Different interpretations of pre-clinical and clinical data, which could initially lead to inconclusive results.

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Our development costs will increase if we have material delays in any clinical trial or if we need to perform more or larger clinical trials than planned.

If clinical or evaluation trial delays are significant, or if any of our WavSTAT System product candidates do not prove to be safe or effective or do not receive required regulatory approvals, our financial results and the commercial prospects for our product candidates will be harmed. Furthermore, our inability to complete our clinical trials in a timely manner could jeopardize our ability to obtain regulatory approval.

The independent clinical investigators that we rely upon to conduct our clinical trials may not be diligent, careful or timely, and may make mistakes, in the conduct of our clinical trials.

We depend on independent clinical investigators to conduct our clinical trials. The investigators are not our employees, and we cannot control the amount or timing of resources that they devote to our product development programs. If independent investigators fail to devote sufficient time and resources to our product development programs, or if their performance is substandard, it may delay FDA approval of our products. These independent investigators may also have relationships with other commercial entities, some of which may compete with us. If these independent investigators assist our competitors at our expense, it could harm our competitive position.

Our product development efforts may not yield marketable products due to results of studies or trials, failure to achieve regulatory approvals or market acceptance, proprietary rights of others or manufacturing issues.

Our success depends on our ability to successfully develop and obtain regulatory approval to market new products. We expect that a significant portion of the research that we will conduct will involve new and unproven technologies. Development of a product requires substantial technical, financial and human resources even if the product is not successfully completed.

Potential products may appear to be promising at various stages of development yet fail to reach the market for a number of reasons, including the:

·	Lack of adequate quality or sufficient prevention benefit, or unacceptable safety during pre-clinical studies or clinical trials;

·	Failure to receive necessary regulatory approvals;

·	Existence of proprietary rights of third parties; and/or

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·	Inability to develop manufacturing methods that are efficient, cost-effective and capable of meeting stringent regulatory standards.

Our inability to protect our intellectual property rights could negatively impact our projected growth and ability to generate revenues and profits, which would have a negative impact on our business and the value of your investment.

We rely on a combination of patent, patent pending, copyright, trademark and trade secret laws, proprietary rights agreements and non-disclosure agreements to protect our intellectual properties. These measures may not prove to be effective in protecting our intellectual properties.

In the case of patents, our existing patents may be invalidated, any patents that we currently or prospectively apply may not be granted, or any of these patents may not ultimately provide significant commercial benefits. Further, competing companies may circumvent any patents that we may hold by developing products which closely emulate but do not infringe our patents. While we currently have and intend to seek patent protection for our products in selected foreign countries, those patents may not receive the same degree of protection as they would in the United States. We may not be able to successfully defend our patents and proprietary rights in any action we may file for patent infringement. Similarly, we may be required to defend litigation involving the patents or proprietary rights of others, or we may be able to obtain licenses for these rights. Legal and accounting costs relating to prosecuting or defending patent infringement litigation may be substantial.

The WavSTAT System is protected by 34 issued patents, in the United States and approximately 25 foreign patents, which we own, and one additional patent for which we own the exclusive license. We also rely on proprietary designs, technologies, processes and know-how not eligible for patent protection. Our competitors may independently develop the same or superior designs, technologies, processes and know-how.

While we have and will continue to enter into proprietary rights agreements with our employees and third parties giving us proprietary rights to certain technology developed by those employees or parties while engaged by the Company, courts of competent jurisdiction may not enforce those agreements.

The patents we own comprise a large portion of our assets, which could limit our financial viability.

Our patents comprise approximately 63% of our assets at March 31, 2013. If our existing patents are invalidated or if they fail to provide significant commercial benefits, it will severely hurt our financial condition, as a significant percentage of our assets would lose their value. Further, since our patents are amortized over the course of their term until they expire, our assets comprised of patents will continually be written down to zero.

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We have not complied with all reporting and other corporate governance compliance obligations and may continue to be non-compliant for the foreseeable future.

Compliance with publicly-traded company regulations adversely impacts our resources. As a publicly-traded company, we are subject to rules and regulations that increase our legal and financial compliance costs, make some activities more time-consuming and costly, and divert our management's attention away from the operation of our business. We are obligated to file with the U.S. Securities and Exchange Commission, or the SEC, annual and quarterly information and other reports that are specified in the Securities Exchange Act of 1934, or the Exchange Act, and are also subject to other reporting and corporate governance requirements, including requirements of the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder, which impose significant compliance and reporting obligations upon us.  We have not been successful in complying with these obligations, including without limitation, filing a required Quarterly Report on Form 10-Q for the three-month period ended June 30, 2013. This failure to comply with the reporting and corporate governance requirements, as well as any future compliance failures, could lead to fines imposed on us, deregistration under the Exchange Act and, in the most egregious cases, criminal sanctions could be imposed. Compliance with Exchange Act and other reporting and corporate governance obligations is time consuming and expensive, and the Company may continue to operate without complying with such requirements.

Our products may be subject to recall or product liability claims.

Our WavSTAT System products may be used in connection with medical procedures in which it is important that those products function with precision and accuracy. If our products do not function as designed, or are designed improperly, we may be forced by regulatory agencies to withdraw such products from the market. In addition, if medical personnel or their patients suffer injury as a result of any failure of our products to function as designed, or due to an inappropriate design, we may be subject to lawsuits seeking significant compensatory and punitive damages. Any product recall or lawsuit seeking significant monetary damages may have a material effect on our business and financial condition.

We are heavily reliant on a single distributor to market and sell our WavSTAT System.

PENTAX is the sole distributor of our WavSTAT System. We have limited control over PENTAX’s sales and marketing efforts for our primary product. We do not presently have any other distributors for our WavSTAT System, and are solely dependent on the distribution efforts of PENTAX. If PENTAX were to scale back or terminate its distribution relationship with us, we may be unable to find a distributor with the scale and resources of PENTAX, if at all. Since the WavSTAT System is our sole source of revenues and projected revenue growth, a delay or failure by PENTAX to successfully market the product will decrease our future revenues and competitive advantage.

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If We Are Required for any Reason to Repay Our Outstanding Convertible Debentures, We Would Be Required to Deplete Our Working Capital, if Available, or Raise Additional Funds. Our Failure to Repay the Convertible Debentures, if Required, could Result in Legal Action Against Us, which could Require the Sale of Substantial Assets.

Between January 27, 2012 and June 14, 2013, we have entered into subscription agreements for the sale of an aggregate of $4,261,053 principal amount of convertible debentures ($1,910,526 outstanding balance as of the date hereof). The convertible debentures are due and payable, with interest, six months from the date of issuance, unless sooner converted into shares of our common stock. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, breach of any covenant, representation or warranty in the respective subscription agreement or related convertible debenture, a change of control or other fundamental transaction involving our company, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against our company in excess of $100,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company and the delisting of our common stock could require the early repayment of the convertible debentures, including a default interest rate of 18% on the outstanding principal balance of the notes if the default is not cured with the specified grace period. We anticipate that the full amount of the convertible debentures will be converted into shares of our common stock, in accordance with the terms of the convertible debentures. If we are required to repay the convertible debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debentures when required, the debenture holders could commence legal action against us to recover the amounts due. Any such action would require us to curtail or cease operations.

We are Currently in Default under the Convertible Debentures issued between [August 28, 2012 and February 28, 2013] and the Investors could, if they were to successfully enforce their rights under the Convertible Debentures through a lawsuit, levy on our assets and have them sold to satisfy our obligations on the Convertible Debentures.

Pursuant to the terms of the convertible debentures issued between August 28, 2012 and February 28, 2013, each of the debentures has matured and an event of default has occurred under each of the respective debentures. We currently owe the investors $1,478,952 in face amount of convertible debentures, plus applicable interest and applicable default payments. Holders of these convertible debentures could, if they choose to sue on these convertible debentures, and if they were to successfully obtain a judgment on the Company, levy on our assets and have those assets sold to satisfy the amounts we owe them.

The Sheldon Miller Loan Transaction Will Result in a Default under the Convertible Debentures Issued Between August 28, 2012 and June 14, 2013 and the Investors Could Cause Acceleration of the Outstanding Principal Amount of Such Debentures, Plus Accrued but Unpaid Interest, Liquidated Damages and Other Amounts Owing to Such Investors.

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In addition to the payment default described above, the loan agreement, issuance of promissory note and issuance of shares to Sheldon Miller, as described in Schedule 2.14, will cause an event of default under the convertible debentures issued between August 28, 2012 and June 14, 2013. An event of default allows the holders of these convertible debentures to accelerate the outstanding principal amount of such debentures, plus accrued but unpaid interest, liquidated damages and other amounts owing to such investors. If such acceleration occurs, Holders of these convertible debentures could, if they choose to sue on these convertible debentures, and if they were to successfully obtain a judgment on the Company, levy on our assets and have those assets sold to satisfy the amounts we owe them.

RISKS RELATED TO OUR CAPITAL STOCK

The application of the “penny stock” rules could adversely affect the market price of our Common Stock and increase your transaction costs to sell your stock.

As long as the trading price of our Common Stock is below $5 per share, the open-market trading of our Common Stock will be subject to the “penny stock” rules. The “penny stock” rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser’s written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell our common stock, and may result in decreased liquidity for our common stock and increased transaction costs for sales and purchases of our common stock as compared to other securities.

Our common stock is thinly traded, so investors may be unable to sell at or near ask prices or at all.

Our common stock has historically been sporadically or “thinly-traded”, meaning that the number of persons interested in purchasing our Common Stock at or near ask prices at any given time may be relatively small or non-existent. As of March 31, 2013, our average trading volume per day for the past three months was approximately 72,000 shares a day with a high of 841,800 shares traded and a low of 0 shares traded per day. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. A broader or more active public trading market for our common stock may not develop or be sustained, and current trading levels may not be sustained.

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The market price for our common stock is particularly volatile, given our status as a relatively unknown company with a small and thinly-traded public float, limited operating history and lack of revenues which could lead to wide fluctuations in our share price.

The market for our Common Stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the foreseeable future. In fact, during the 90-day period ended March 31, 2013, the high and low closing prices of a share of our Common Stock were $0.08 and $0.05, respectively. The volatility in our share price is attributable to a number of factors. First, as noted above, our stock is sporadically and/or thinly-traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of revenues or profits to date and uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. The following factors may add to the volatility in the price of our common stock: actual or anticipated variations in our quarterly or annual operating results; acceptance of our proprietary technology; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments; and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain its current market prices, or as to what effect that the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

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The market for penny stocks such as ours has been subject to fraud and abuse and may cause our stock price to be more volatile.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. The occurrence of these patterns or practices could increase the volatility of our share price. In addition, potential dilutive effects of future sales of shares of common stock by shareholders and by the Company, including in this offering, could have an adverse effect on the market price of our shares.

Volatility in our common stock price may subject us to securities litigation.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have sometimes initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

A large number of shares of common stock are issuable upon exercise of outstanding options and the exercise of these securities could result in the substantial dilution of the investment of other shareholders in terms of percentage ownership in the Company as well as the book value of the common stock.

As of March 31, 2013, there are outstanding common stock purchase options entitling the holders to purchase 19,491,667 shares of common stock at a weighted average exercise price of $0.18 per share (with approximately 10,590,000 of these shares exercisable within 60 days of March 31, 2013). The exercise price for all of the options may be less than the cost to acquire our common stock. In addition, the holders of the common stock purchase options may sell common stock in tandem with their exercise of those options to finance that exercise, or may resell the shares purchased in order to cover any income tax liabilities that may arise from their exercise of the options, which could substantially depress the prevailing market price of our common stock.

Our issuance of additional common stock, or options to purchase our common stock, would dilute the proportionate ownership and voting rights of shareholders.

We are entitled under our articles of incorporation to issue up to 325,000,000 shares of capital stock which includes 275,000,000 shares of common stock, 3,585,000 shares of preferred stock and 46,415,000 undesignated shares. Our undesignated shares may be designated as in a senior position to our common stock. After taking into consideration our outstanding common stock at March 31, 2013, we will be entitled to issue up to 40,242,494 additional shares of stock (325,000,000 authorized less 159,253,139 common shares outstanding, 3,585,000 shares for issuance upon conversion of Preferred Stock, 21,545,000 shares reserved for issuance of stock options, 2,000,000 shares reserved for issuance of restricted stock grants to consultants, 70,210,121 shares reserved for issuance of Common Stock purchase warrants, 27,796,733 shares for issuance of convertible debentures and 367,513 shares of Common Stock issued for payment of cumulative preferred dividends). Our board of directors may generally issue stock, or options or warrants to purchase that stock, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will be required to issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans. We may not be able to issue additional shares of Common Stock, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

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The limitation of monetary liability of our directors, officers and employees under our articles of incorporation and the indemnification rights of our directors, officers, consultants and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers, consultants and employees.

Our amended and restated articles of incorporation, as amended, contain provisions which eliminate the liability of our directors and officers for monetary damages to the Company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers, consultants and employees. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers, consultants and employees, which we may be unable to recoup. These provisions and resultant costs may also discourage us from bringing a lawsuit against directors, officers, consultants and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers, consultants and employees even though such actions, if successful, might otherwise benefit the Company and shareholders.

Anti-takeover provisions may impede the acquisition of the Company.

Certain provisions of the Minnesota Business Corporation Act and other Minnesota laws have anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring us to negotiate with, and to obtain the approval of, our board of directors in connection with such a transaction. However, certain of these provisions may discourage a future acquisition of the Company, including an acquisition in which the shareholders might otherwise receive a premium for their shares. As a result, shareholders who might desire to participate in such a transaction may not have the opportunity to do so.

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RISKS RELATED TO THIS OFFERING

There will be restrictions on resale of the securities and the shares and there is no assurance of the registration of the securities.

None of the Securities or Shares may be sold unless, at the time of such intended sale, there is a current registration statement covering the resale of the Securities and Shares or there exists an exemption from registration under the Securities Act, and such Securities and Shares have been registered, qualified, or deemed to be exempt under applicable securities or “blue sky” laws in the state of residence of the seller or in the state where sales are being effected. If no registration statement is filed and declared effective covering the resale of any of the Securities or Shares sold pursuant to this Agreement, investors will be precluded from disposing of such securities unless such securities may become eligible to be disposed of under the exemptions provided by Rule 144 under the Securities Act without restriction. If the securities sold pursuant to this Offering are not registered for resale under the Securities Act, or exempt therefrom, and registered or qualified under applicable securities or “blue sky” laws, or deemed exempt therefrom, the value of the such securities will be greatly reduced.

We have significant discretion over the use of certain of the net proceeds.

Assuming that all of the Securities offered by this Agreement are sold, the proceeds to us from the sale of the Securities will be approximately $920,000 if the Maximum Offering is sold. A significant portion of the net proceeds of this Offering will be applied to working capital and other general corporate purposes. Accordingly, our management will have broad discretion as to the application of such proceeds. There can be no assurance that management’s use of proceeds generated through this Offering will prove optimal or translate into revenue or profitability for the Company. Investors are urged to consult with their attorneys, accountants and personal investment advisors prior to making any decision to invest in the Company.

The offering price for the securities has been arbitrarily determined by us.

The offering price of the Securities was arbitrarily determined by us. The price of the Securities does not necessarily bear any relationship to established valuation criteria such as earnings, book value or assets. Rather, the price of the Securities may be derived as a result of our negotiations with the investors based upon various factors including prevailing market conditions, our future prospects and our capital structure. These prices do not necessarily accurately reflect the actual value of the Securities or the price that may be realized upon disposition of the Securities or the Shares.

An investment in our securities is speculative and there can be no assurance of any return on any such investment.

An investment in the Securities is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

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Your ownership interest is subject to dilution.

If you purchase Securities in this Offering, you will experience immediate dilution in the value of your Shares received upon conversion or exercise. In addition, each investor’s proportionate ownership interest may be diluted when we issue additional shares of our common stock. We may raise additional capital in the future through additional sales of shares of our common stock, and your percentage interest in our common stock would be diluted if you do not participate in such additional sales.

FORWARD-LOOKING STATEMENTS

We have included in this Agreement, including Exhibit A, certain forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “should,” “seek,” “on-track,” “plan,” “project,” “forecast,” “intend” or “anticipate,” or the negative thereof or comparable terminology, or by discussions of vision, strategy or outlook, including statements related to revenues and profitability, pricing and competition, the continued viability of our technology, our growth and expansion plans, including retaining new employees, compliance with governmental regulations, our intellectual property protection strategies, payment of dividends, the volatility of our common stock and the market for our common stock, dilution, trading restrictions, use of proceeds and the need for additional debt or equity funding. You are cautioned that our business and operations are subject to a variety of risks and uncertainties, many of which are beyond our control and, consequently, our actual results may differ materially from those projected by any forward-looking statements. See the section titled “Risk Factors” on Exhibit A for information regarding certain important factors that could cause our actual results to differ materially from those projected in our forward-looking statements. Our forward-looking statements contained herein speak only as of the date of this Agreement. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statements are made.

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